First BanCorp Issues Mandatorily Convertible Preferred Stock to the U.S. Treasury

SAN JUAN, Puerto Rico – July 20, 2010 – First BanCorp (the “Corporation”) [NYSE: FBP] announced today that it has completed the transaction with the United States Department of the Treasury (the “U.S. Treasury”) involving the exchange of preferred stock pursuant to the agreement executed on July 7, 2010. The Corporation issued 424,174 shares of Series G Mandatorily Convertible Preferred Stock to the U.S. Treasury in exchange for the Series F preferred stock it previously held. As disclosed in SEC filings, the Series G preferred stock is convertible into approximately 380.2 million shares of the Corporation’s common stock upon the satisfaction of certain conditions.

About First BanCorp

First BanCorp is the parent corporation of FirstBank Puerto Rico, a state-chartered commercial bank with operations in Puerto Rico, the Virgin Islands and Florida, and of FirstBank Insurance Agency. First BanCorp and FirstBank Puerto Rico operate under U.S. banking laws and regulations. The Corporation operates a total of 176 branches, stand-alone offices and in-branch service centers throughout Puerto Rico, the U.S. and British Virgin Islands, and Florida. Among the subsidiaries of FirstBank Puerto Rico are First Federal Finance Corp., a small loan company; FirstBank Puerto Rico Securities, a broker-dealer subsidiary; First Management of Puerto Rico; and FirstMortgage, Inc., a mortgage origination company. In the U.S. Virgin Islands, FirstBank operates First Insurance VI, an insurance agency, and First Express, a small loan company. First BanCorp’s common and publicly-held preferred shares trade on the New York Stock Exchange under the symbols FBP, FBPPrA, FBPPrB, FBPPrC, FBPPrD and FBPPrE. Additional information about First BanCorp may be found at www.firstbankpr.com.

Safe Harbor

This press release may contain “forward-looking statements” concerning the Corporation’s future economic performance. The words or phrases “expect,” “anticipate,” “look forward,” “should,” “believes” and similar expressions are meant to identify “forward-looking statements” within the meaning of Section 27A of the Private Securities Litigation Reform Act of 1995, and are subject to the safe harbor created by such section. The Corporation wishes to caution readers not to place undue reliance on any such “forward-looking statements,” which speak only as of the date made, and to advise readers that such statements may be affected by various factors, including, but not limited to, uncertainty about whether the Corporation will be able to issue any shares of Common Stock to new investors; whether at least $385 million of liquidation preference of Preferred Stock will tender their shares of Preferred Stock in the Exchange Offer; whether the Corporation will satisfy the prerequisites to the conversion of the shares of Series G Preferred Stock into common stock; whether the Corporation will be able to maintain the listing of any of its securities on the NYSE including by curing the NYSE continued listing standard deficiency related to the price of the Corporation’s common stock; whether the Corporation’s actions to improve its capital structure will have their intended effect; the risk of being subject to additional regulatory action as a result of, among other things, failure to comply with the provisions of the regulatory agreements that the Corporation entered into with the Federal Reserve Bank of New York and the Federal Deposit Insurance Corporation, which require, among other requirements, that FirstBank attain regulatory capital ratios that are at specified levels that exceed the regulatory capital minimum requirements for a well-capitalized bank and reduce its non-performing and classified assets to levels specified in the regulatory agreements within certain timeframes; the Corporation’s reliance on brokered certificates of deposit and its ability to obtain the regulatory approval required by the regulatory agreements to issue brokered certificates of deposit to fund operations and provide liquidity; the strength or weakness of the real estate markets and of the consumer and commercial credit sectors and its impact on the credit quality of the Corporation’s loans and other assets, including the Corporation’s construction and commercial real estate loan portfolios, which have contributed and may continue to contribute to, among other things, the increase in the levels of non-performing assets, charge-offs and the provision expense; additional adverse changes in general economic conditions in the United States and in Puerto Rico, including the interest rate scenario, market liquidity, housing absorption rates, real estate prices and disruptions in the U.S. capital markets, which may reduce interest margins further, adversely impact current funding sources and adversely affect demand for all of the Corporation’s products and services and the value of the Corporation’s assets, including the value of derivative instruments used for protection from interest rate fluctuations; an adverse change in the Corporation’s ability to attract new clients and retain existing ones; a decrease in demand for the Corporation’s products and services and lower revenues and additional losses because of the continued recession and the recent and any future consolidation of the banking industry in Puerto Rico and the current fiscal problems and budget deficit of the Puerto Rico government; a need to recognize additional impairments on financial instruments or impairments of goodwill relating to acquisitions; uncertainty about regulatory and legislative changes for financial services companies in Puerto Rico, the United States and the U.S. and British Virgin Islands, which could adversely affect the Corporation’s financial performance and could cause the Corporation’s actual results for future periods to differ materially from prior results and anticipated or projected results; uncertainty about the effectiveness of the various actions undertaken to stimulate the United States economy and stabilize the United States financial markets, and the impact such actions may have on the Corporation’s business, financial condition and results of operations; changes in the fiscal and monetary policies and regulations of the federal government, including those determined by the Federal Reserve System, the FDIC, government-sponsored housing agencies and local regulators in Puerto Rico and the U.S. and British Virgin Islands; the risk that the FDIC may further increase the deposit insurance premium and/or require special assessments to replenish its insurance fund, causing an additional increase in our non-interest expense; risks of not being able to generate sufficient income to realize the benefit of the deferred tax asset; risks of not being able to recover the assets pledged to Lehman Brothers Special Financing, Inc.; changes in the Corporation’s expenses associated with acquisitions and dispositions; developments in technology; the impact of Doral Financial Corporation’s financial condition on the repayment of its outstanding secured loans to the Corporation; risks associated with further downgrades in the credit ratings of the Corporation’s securities; general competitive factors and industry consolidation;  and the possible future dilution to holders of common stock resulting from additional issuances of common stock or securities convertible into common stock.  The Corporation does not undertake, and specifically disclaims any obligation, to update any “forward-looking statements” to reflect occurrences or unanticipated events or circumstances after the date of such statements except as required by the federal securities laws.

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First BanCorp
Alan Cohen
Senior Vice President
Marketing and Public Relations
alan.cohen@firstbankpr.com
(787) 729-8256